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Exhibit 99.1

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Contact:  John Hawkins
Vice President
Tel: (301) 592-5075
Fax: (301) 592-6177
john_hawkins@choicehotels.com

Joseph M. Squeri
Senior Vice President, Development, and Chief Financial Officer
Tel:  (301) 592-5006

For Immediate Release

CHOICE HOTELS ANNOUNCES 2ND QUARTER EARNINGS TO EXCEED
ESTIMATES; COMPANY WILL RAISE FULL-YEAR ESTIMATES

         SILVER SPRING, Md. (July 17, 2003) - Choice Hotels International, Inc. (NYSE:CHH) today announced that it expects second quarter earnings to fall in the range of $0.45 to $0.47 per diluted share, which will exceed the consensus estimate of $0.41.

         The company also announced that it will be raising its guidance for full year 2003 earnings per share in its second quarter earnings release, which will be distributed after the close of the stock exchange on Wednesday, July 23, 2003.

         Choice will conduct a conference call for analysts on Thursday, July 24, 2003, at 11 a.m. Eastern time to discuss the second quarter and year-to-date 2003 results. The call-in number to listen to the call is 1-800-230-1085. The conference call also will be Webcast simultaneously via the company's Web site, www.choicehotels.com.
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         The audio of the call will be archived and available on the company's
Web site and also available for replay until August 24 by calling 1-800-475-6701. The access code for the replay is: 689846.



Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management's beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice's ability to predict or control. For further information on factors that could impact Choice and the statements contained therein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its Form 10-Q for the period ended March 31, 2003.

         Additional corporate information may be found on the Choice Hotels' Internet site, which may be

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         accessed at www.choicehotels.com

     Comfort, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites, Choice Privileges, EA$Y CHOICE and ChoiceBuys.com are registered trademarks, service marks and trade names of Choice Hotels International, Inc. Choice Hotels also owns and uses common law marks, including Profit Manager.